Exhibit 5.1

THE LAW OFFICES OF

THOMAS C. COOK, LTD.

ATTORNEY AND COUNSELOR AT LAW

500 N. RAINBOW, SUITE 300

LAS VEGAS, NEVADA 89107

(702) 221-1953

FAX (702) 221-1963

November 20, 2013

To: Board of Directors, American Riding Tours, Inc.

Re: Registration Statement of Form S-1 (the "Registration Statement")

Gentlemen:

We have acted as your counsel in connection with the proposed issue and sale by American Riding Tours, Inc., a Nevada corporation (the "Company") 300,000 shares of common stock, par value $0.001, to be offered and issued directly by the Company, 200,000 shares of Series A Convertible Preferred stock, par value $0.001, held by selling stockholders, and the 20,000,000 shares of common stock being offered by the selling securityholder upon conversion of the Series A Convertible Preferred Stock on the terms and conditions set forth in the Registration Statement.

In that connection, we have examined original copies, certified or otherwise identified to our satisfaction, of such documents and corporate records, and have examined such laws or regulations, as we have deemed necessary or appropriate for the purposes of the opinions hereinafter set forth.

Based on the foregoing, we are of the opinion:

1. The company is a corporation duly organized and validly existing under the laws of the State of Nevada.

2. That, (i) the 300,000 shares of common stock being offered by the company will be legally issued, fully paid and non-assessable, (ii) the 200,000 shares of Series A Convertible Preferred Stock being offered by the selling securityholder are legally issued, fully paid and non-assessable and (iii) the 20,000,000 shares of common stock being offered by the selling securityholder upon conversion of the Series A Convertible Preferred Stock in accordance with the company’s Articles of Incorporation will be legally issued, fully paid and non-assessable.

We hereby consent to be named in the Prospectus forming Part I of the aforesaid Registration Statement under the caption, "Legal Matters" and the filing of this opinion as an Exhibit to said Registration Statement.

Sincerely,

/s/ Thomas C. Cook, Esq.

Thomas C. Cook, Esq